Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Cambridge Heart, Inc. of our report dated March 30, 2012, relating to our audits of the financial statements, which is part of this Registration Statement. Our report includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts

April 13, 2012